Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma combined statement of operations for the year ended December 31, 2020 and condensed combined statement of operations for the nine months ended September 30, 2021 and the unaudited pro forma condensed combined balance sheet as of September 30, 2021, are based on the individual historical consolidated financial statements, respectively, of Group 1 Automotive, Inc (“Group 1”, the “Company”), GPB Automotive Portfolio, LP (“GPB”), and Orangeburg Subaru LLC (“Orangeburg”), adjusted to give effect to the acquisitions described herein (“Prime Acquisition”), the $200.0 million private offering of 4.000% Senior Notes (the “Senior Notes”), the $140.0 million proceeds from the bridge loan (the “Bridge Facility”), the $386.1 million proceeds from the floorplan tranche of a revolving credit facility (the “U.S. Floorplan Line”) consisting of a $331.2 million reclassification on cash deposit and $54.9 million proceeds on borrowing, and the $140.0 million of proceeds from the acquisition line of a revolving credit facility (the “Acquisition Line”, with the transactions collectively the “Business Combination”). The Prime Acquisition includes the following acquisitions presented in the unaudited pro forma condensed combined financial statements.

•

On March 16, 2021, Group 1 purchased certain real estate and two Toyota dealerships, Orleans and Hyannis (the “Prior Acquisition”) from AMR Auto Holdings – TH, LLC and AMR Auto Holdings – TO, LLC (collectively, the “March Selling Entities”, collectively owned by GPB) for $49.9 million

•

On November 17, 2021, Group 1 purchased certain real estate, three collision centers, and 27 dealerships from GPB Portfolio Automotive, LLC, Capstone Automotive Group, LLC, Capstone Automotive Group II, LLC, Automile Parent Holdings, LLC, Automile TY Holdings, LLC, Orangeburg Subaru LLC, and Prime Real Estate Holdings, LLC (together with their respective subsidiaries, the “November Selling Entities”, collectively owned by GPB with the exception of Orangeburg Subaru LLC)

•

On November 18, 2021, the Company purchased one additional dealership from one of the November Selling Entities (together with the November 17, 2021 purchase, the “November Acquisition”, with the collective business acquired being “Combined Prime”)

As part of the November Acquisition described above, Group 1 purchased in aggregate 28 dealerships from the November Selling Entities. Of these, the financial information of the 27 dealerships and three collision centers have been included within the historical consolidated financial statements of GPB. However, one dealership and its related assets, Orangeburg, has not historically been included in the historical consolidated financial statements of GPB as it was not consolidated by GPB as GPB did not have an ownership interest or other controlling interest in the entity. For purposes of the unaudited pro forma condensed combined financial statements presented, the historical statement of operations for the year ended December 31, 2020, and the historical condensed statement of operations for the nine months ended September 30, 2021 and the historical condensed balance sheet as of September 30, 2021 for Orangeburg have been included within the historical results of GPB to effect the financial information presented for Combined Prime (and, after adjusting for assets not acquired and liabilities not assumed, “Combined Prime, Adjusted”). See Note 3 – Combined Prime Presentation Adjustments for further information.

The Company paid consideration of $934.2 million, in cash, to effect the November Acquisition. The November Acquisition was funded through:

a)	net proceeds of $197.3 million from a private offering of a $200.0 million aggregate principal amount of its Senior Notes;

b)	proceeds of $140.0 million from a $250.0 million Bridge Facility;

c)	proceeds of $54.9 million from a $1.7 billion maximum capacity tranche within the Company’s U.S. Floorplan Line;

d)

a reclassification of $331.2 million maintained in a short-term cash deposit related to the U.S. Floorplan Line (see Note 6 – Other transaction accounting pro forma adjustments for further information);

e)

proceeds of $140 million from a $349.0 million maximum capacity tranche of the Company’s Acquisition Line (together with the collective financings, the “Indebtedness” and with the November Acquisition, the “November Transactions”), and

f)	$70.8 million in cash on hand.

The Senior Notes were issued to investors in October 2021 at an offering price of 100.25% of the principal amount with an effective yield to maturity of approximately 3.957%. The Senior Notes are guaranteed on an unsecured senior basis by certain of the Company’s subsidiaries. The proceeds from the Bridge Facility were received as part of a $250.0 million unsecured commitment agreement with a 2.700% fixed interest rate executed in September 2021 with Wells Fargo, National Association to fund the November Acquisition. The proceeds received under the U.S. Floorplan Line and Acquisition Line are part of a $1.7 billion revolving syndicated credit arrangement with participating financial institutions that matures on June 27, 2024. The U.S. Floorplan Line bears interest at rates equal to the Daily Simple SOFR for such day plus a spread adjustment in the amount of 0.11448% (the “Daily Simple SOFR Rate”) plus 110 basis points for new vehicle inventory and plus 140 basis points for used vehicle inventory. The Acquisition Line bears interest at LIBOR plus 100 basis points. There were no material debt issuance costs associated with the Bridge Facility, U.S. Floorplan Line and Acquisition Line.

In connection with the November Acquisition, the Company is in the process of selling three dealerships acquired as part of the November Acquisition. The dealerships were acquired in order to facilitate the November Acquisition, however management made a decision to seek to redeploy the capital elsewhere upon closing. All three dealerships are expected to be sold within the next year.

Pro Forma Information

The unaudited pro forma condensed combined financial information presents the effects of the November Transactions as if they had occurred on January 1, 2020, for purposes of the pro forma condensed combined statement of operations and as if they occurred on September 30, 2021 for purposes of the pro forma condensed combined balance sheet.

As the Prior Acquisition occurred on March 16, 2021, Group 1’s historical results of operations for the year ended December 31, 2020 do not contain the operating results of these dealerships and related assets acquired in the Prior Acquisition as the Prior Acquisition occurred after the year ended December 31, 2020. Group 1’s historical results of operations for the nine months ended September 30, 2021 contain the operating results of these dealerships and related assets acquired in the Prior Acquisition from their acquisition date of March 16, 2021 to September 30, 2021. The operating results of these dealerships acquired as part of the Prior Acquisition are not included in the historical operating results of Combined Prime, Adjusted for the period beginning March 16, 2021 to September 30, 2021. Group 1’s historical condensed consolidated balance sheet as of September 30, 2021 reflects the Prior Acquisition as having occurred on March 16, 2021. These acquired dealerships and related assets acquired as part of the Prior Acquisition are not included in the Combined Prime, Adjusted historical balance sheet as of September 30, 2021 as they are already included in Group 1’s historical condensed consolidated balance sheet as of September 30, 2021.

The pro forma adjustments set forth in the unaudited pro forma condensed combined financial information reflect the following:

•	the November Acquisition and changes in assets and liabilities to record the preliminary estimates of their respective fair value in accordance with purchase accounting;

•	changes in depreciation and amortization expense resulting from the preliminary fair value adjustments to the identifiable net assets acquired in the November Acquisition;

•	certain transaction fees incurred in connection with the November Acquisition;

•	changes in indebtedness incurred in connection with the issuance of the Senior Notes and the proceeds from the Bridge Facility, the U.S Floorplan Line, and the Acquisition Line;

•	debt issuance costs incurred in connection with the Senior Notes;

•	changes in interest expense resulting from the Indebtedness, including amortization of estimated debt issuance costs of the Senior Notes;

•

the reclassification of assets and liabilities for the Ira Honda Boston, Staten Island GMC, and Rockville Centre GMC expected dispositions (the “Dealership Dispositions”) to present these new assets acquired as held for sale;

•

the reflection of discontinued operations for the Dealership Dispositions as the expected dispositions each represent separate businesses that, upon the November Acquisition, meets the held for sale criteria from the Company’s perspective and thus must be presented as discontinued operations pursuant to ASC 205-20-45-1E; and

•	the elimination of historical equity balances of Combined Prime, Adjusted.

The unaudited pro forma condensed combined financial information has been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the historical audited consolidated financial statements of Group 1 as of and for the year ended December 31, 2020, and the related notes;

•	the historical unaudited condensed consolidated financial statements of Group 1 as of and for the three and nine months ended September 30, 2021, and the related notes;

•	the historical audited consolidated financial statements of GPB for the year ended December 31, 2020, and the related notes;

•	the historical unaudited condensed consolidated financial statements of GPB as of and for the three and nine months ended September 30, 2021, and the related notes;

•	the historical audited consolidated financial statements of Orangeburg for the year ended December 31, 2020, and the related notes;

•	the historical unaudited condensed consolidated financial statements of Orangeburg as of and for the three and nine months ended September 30, 2021, and the related notes;

Group 1, the March Selling Entities and the November Selling Entities have not had any historical relationship other than the Prior Acquisition. Accordingly, no pro forma adjustments were required to eliminate activities between the entities.

The unaudited pro forma adjustments are based upon available information and certain assumptions that Group 1 believes is reasonable under the circumstances. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of Group 1 following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s preliminary estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. The final amounts recorded may differ materially from the information presented.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

(in millions, except share and per share data)

	Year Ended December 31, 2020
	Group 1 (As reported)	Combined Prime, Adjusted	Transaction Accounting Adjustments		Other Transaction Accounting Adjustments		Discontinued Operations Adjustments		Pro Forma Combined
REVENUES:
New vehicle retail sales	$5,580.8	$905.0					$(82.4)	7(a)	$6,403.4
Used vehicle retail sales	3,105.7	520.6					(32.1)	7(a)	3,594.2
Used vehicle wholesale sales	308.1	62.3					(7.7)	7(a)	362.8
Parts and service sales	1,389.3	200.8					(16.1)	7(a)	1,574.0
Finance, insurance and other, net	467.9	73.0					(5.5)	7(a)	535.4

Total revenues	10,851.8	1,761.7	—		—		(143.7)		12,469.8
COST OF SALES:
New vehicle retail sales	5,250.4	836.7					(78.1)	7(a)	6,009.0
Used vehicle retail sales	2,896.9	483.6					(31.0)	7(a)	3,349.5
Used vehicle wholesale sales	297.1	58.8					(7.6)	7(a)	348.3
Parts and service sales	638.5	89.6					(8.7)	7(a)	719.4

Total cost of sales	9,082.9	1,468.7	—		—		(125.3)		10,426.3

GROSS PROFIT	1,769.0	293.0	—		—		(18.4)	7(a)	2,043.5
Selling, general and administrative expenses	1,169.3	228.7	9.1	5(a)			(18.6)	7(a)	1,388.5
Depreciation and amortization expense	75.8	9.4	(0.9)	5(b)			(0.7)	7(a)	83.6
Asset impairments	37.7	—							37.7

INCOME (LOSS) FROM OPERATIONS	486.1	54.9	(8.2)		—		0.9		533.8
INTEREST EXPENSE:
Floorplan interest expense	39.5	6.9					(0.7)	7(a)	45.7
Other interest expense, net	62.6	12.0			19.1	6(a)	(0.0)	7(a)	93.7
(Gain) loss on extinguishment of debt	13.7	—							13.7

Income (loss) from continuing operations before income taxes	370.3	36.0	(8.2)		(19.1)		1.7		380.6
(Benefit) provision for income taxes	83.8	—	2.4	5(c)			0.5	7(a)	86.7

Income from continuing operations, net of taxes	286.5	36.0	(10.6)		(19.1)		1.2		294.0
Income (loss) from discontinued operations, net of taxes	—	—					(1.2)	7(a)	(1.2)

NET INCOME (LOSS)	$286.5	$36.0	$(10.6)		$(19.1)		$—		$292.8

BASIC EARNINGS (LOSS) PER SHARE
Continuing operations	$15.55								$15.97
Discontinued operations	—								(0.07)

	$15.55								$15.91

DILUTED EARNINGS (LOSS) PER SHARE
Continuing operations	$15.51								$15.93
Discontinued operations	—								(0.07)

	$15.51								$15.86

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	17,754,666								17,754,666
Diluted	17,806,578								17,806,578

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2021

(in millions, except share and per share data)

	Nine Months Ended September 30, 2021
	Group 1 (As reported)	Combined Prime, Adjusted	Transaction Accounting Adjustments		Other Transaction Accounting Adjustments		Discontinued Operations Adjustments		Pro Forma Combined
REVENUES:
New vehicle retail sales	$4,974.9	$758.9					$(48.4)	7(a)	$5,685.4
Used vehicle retail sales	3,342.7	450.9					(10.3)	7(a)	3,783.3
Used vehicle wholesale sales	286.0	81.6					(10.0)	7(a)	357.6
Parts and service sales	1,180.4	165.3					(7.4)	7(a)	1,338.3
Finance, insurance and other, net	435.7	61.5					(2.7)	7(a)	494.4

Total revenues	10,219.7	1,518.2	—		—		(78.8)		11,659.1
COST OF SALES:							—
New vehicle retail sales	4,542.9	683.4					(18.1)	7(a)	5,208.2
Used vehicle retail sales	3,075.5	415.6					(30.0)	7(a)	3,461.1
Used vehicle wholesale sales	265.3	73.2					(11.9)	7(a)	326.6
Parts and service sales	530.9	72.1					(7.2)	7(a)	595.8

Total cost of sales	8,414.5	1,244.4	—		—		(67.3)		9,591.7

GROSS PROFIT	1,805.1	273.8	—		—		(11.5)	7(a)	2,067.4
Selling, general and administrative expenses	1,080.3	200.6					(7.8)	7(a)	1,273.1
Depreciation and amortization expense	57.9	7.6	(1.3)	5(b)			(8.5)	7(a)	55.8
Asset impairments	1.7	—							1.7

INCOME (LOSS) FROM OPERATIONS	665.3	65.6	1.3		—		4.7		736.8
INTEREST EXPENSE:
Floorplan interest expense	21.2	2.5					3.1	7(a)	26.9
Other interest expense, net	40.7	5.7			14.3	6(a)	5.7	7(a)	66.4
(Gain) loss on extinguishment of debt	3.8	—							3.8

Income (loss) from continuing operations before income taxes	599.6	57.4	1.3		(14.3)		(4.1)		639.7
(Benefit) provision for income taxes	134.6	—	12.3	5(c)			(1.1)	7(a)	145.7

Income from continuing operations	465.0	57.4	(11.0)		(14.3)		(3.0)		494.0
Income (loss) from discontinued operations, net of taxes	—	—					3.0	7(a)	3.0

NET INCOME (LOSS)	$465.0	$57.4	$(11.0)		$(14.3)		$—		$497.0

BASIC EARNINGS (LOSS) PER SHARE
Continuing operations	$25.31								$26.95
Discontinued operations	—								0.16

	$25.31								$27.11

DILUTED EARNINGS (LOSS) PER SHARE	—
Continuing operations	$25.21								$26.84
Discontinued operations	—								0.16

	$25.21								$27.00

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	17,753,042								17,753,042
Diluted	17,829,982								17,829,982

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2021

(in millions)

	AS of September 30, 2021
	Group 1 (As reported)	Combined Prime, Adjusted	Transaction Accounting Adjustments		Other Transaction Accounting Adjustments		Discontinued Operations Adjustments		Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$296.9	$—	(934.2	)5(d)	$863.5	6(b)			$226.2
Contracts-in-transit and vehicle receivables, net	171.8	—							171.8
Accounts and notes receivable, net	180.6	—							180.6
Inventories	850.8	133.8	0.8	5(e)			(10.4	)7(b)	975.0
Prepaid expenses	24.5	7.8							32.3
Current assets held for sale	—	—					10.4	7(b)	10.4
Other current assets	46.2	—							46.2

TOTAL CURRENT ASSETS	1,570.8	141.6	(933.3)		863.5		—		1,642.5
Property and equipment, net	1,644.5	248.3	45.5	5(e)			(28.1	)7(b)	1,910.2
Operating lease assets	218.0	49.0	8.6	5(e)			(1.7	)7(b)	273.9
Goodwill	1,034.5	121.0	278.1	5(e)			(15.1	)7(b)	1,418.5
Intangible franchise rights	237.1	116.8	18.5	5(e)					372.4
Long-term assets held for sale	—	—					44.9	7(b)	44.9
Other long-term assets	52.7	—	3.1	5(e)	2.7	6(b)			58.4

TOTAL ASSETS	4,757.6	676.7	(579.5)		866.1		—		5,720.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Floorplan notes payable — credit facility and other, net	83.8	—			526.1	6(b)			609.9
Floorplan notes payable — manufacturer affiliates, net	234.2	—							234.2
Current maturities of long-term debt	57.6	2.1	(0.1	)5(e)	140.0	6(b)			199.6
Current operating lease liabilities	22.0	4.5	1.5	5(e)			(0.5	)7(b)	27.5
Accounts payable	381.7	4.1							385.8
Current liabilities held for sale	—	—					0.5	7(b)	0.5
Accrued expenses and other current liabilities	266.9	8.8	9.1	5(a)					284.8

TOTAL CURRENT LIABILITIES	1,046.1	19.6	10.5		666.1		—		1,742.3
Long-term debt	1,276.3	27.3	(3.4	)5(e)	200.0	6(b)			1,500.3
Long-term operating lease liabilities	213.1	46.4	5.8	5(e)			(1.2	)7(b)	264.2
Deferred income taxes	159.2	—							159.2
Long-term liabilities held for sale	—	—					1.2	7(b)	1.2
Other long-term liabilities	144.4	—							144.4
Commitments and Contingencies
STOCKHOLDERS’ EQUITY:
Common stock, $0.01 par value, 50,000,000 shares authorized; 25,343,056 shares issued	0.3	—							0.3
Additional paid-in capital	320.2	583.3	(583.3	)5(f)					320.2
Retained earnings	2,265.0	—	(9.1	)5(a)					2,255.9
Accumulated other comprehensive income (loss)	(166.1)	—							(166.1)
Treasury stock, at cost; 7,242,405 shares	(500.8)	—							(500.8)

TOTAL STOCKHOLDERS’ EQUITY	1,918.6	583.3	(592.5)		—		—		1,909.5

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,757.6	$676.7	$(579.5)		$866.1		$—		$5,720.9

Notes to unaudited pro forma condensed combined financial information

Note 1 – Basis of presentation

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”). The acquisition method of accounting requires use of the fair value concepts defined in ASC 820, Fair Value Measurement (“ASC 820”). ASC 820 defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could develop different assumptions from those used to prepare the pro forma adjustments, resulting in a range of alternative estimates using the same facts and circumstances.

ASC 805 requires the determination of the accounting acquirer, the acquisition date, the fair value of assets and liabilities of the acquiree and the resulting measurement of goodwill. Group 1, as the accounting acquirer, has recorded the November Acquisition in its financial statements and applied the acquisition method of accounting to account for Combined Prime’s assets and liabilities acquired. Applying the acquisition method of accounting includes recording the identifiable assets acquired and liabilities assumed at their fair values, and recording goodwill for any difference between the fair value of the consideration transferred in excess of the fair values of the assets acquired and liabilities assumed. For purposes of the unaudited pro forma condensed combined financial information, the fair values of Combined Prime’s identifiable assets acquired, and liabilities assumed were based on preliminary estimates. The final determination of the fair values of assets acquired and liabilities assumed could result in material changes to the amounts presented in the unaudited pro forma condensed combined financial information and future results of operations and financial position.

Certain amounts in the unaudited pro forma condensed combined financial information and the accompanying notes may not compute due to rounding. All computations have been calculated using unrounded amounts for all periods presented.

Note 2 – Purchase Price Allocation

The preliminary purchase price allocated below has been developed based on preliminary estimates of fair value using the historical financial statements and information for those dealerships and related assets acquired as part of the November Acquisition as of September 30, 2021. In addition, the allocation of the preliminary purchase price to acquired identifiable assets and assumed liabilities is based on the preliminary valuation of the tangible and identifiable intangible assets acquired and liabilities assumed, used by management to prepare the unaudited pro forma condensed combined financial information. The preliminary purchase price and purchase price allocation are presented as follows (in thousands):

Preliminary purchase consideration:
Cash	$934,176
Assets acquired:
Inventories	124,230
Prepaid expenses	7,819
Current assets held for sale	10,391
Property and equipment, net	265,697
Operating lease assets	55,864
Intangible franchise rights	135,300
Long-term assets held for sale	29,851
Other long-term assets	3,078

Total assets acquired	632,230
Liabilities assumed:
Current maturities of long-term debt	1,989
Current operating lease liabilities	5,541
Current liabilities held for sale	503
Accounts payable	4,123
Accrued expenses and other current liabilities	8,802
Long-term debt	23,961
Long-term operating lease liabilities	51,062
Long-term liabilities held for sale	1,156

Total liabilities assumed	97,137

Net assets acquired, excluding goodwill	535,093

Goodwill	$399,083

Any difference between the fair value of the consideration transferred and the fair values of the assets acquired and liabilities assumed is presented as goodwill.

The unaudited pro forma condensed combined statements of operations also include certain accounting adjustments related to the November Transaction, including items expected to impact the combined results, such as depreciation expense on acquired fixed assets.

The final allocation of the purchase price and acquisition accounting will be determined at a later date and is dependent on a number of factors, including the final valuation of the fair value of tangible and identifiable intangible assets acquired and liabilities assumed as of the closing date, and the resolution of any purchase price adjustments pursuant to the purchase agreement. Accordingly, the final purchase price allocation and acquisition accounting may change upon the receipt of additional and more detailed information, and such changes could result in a material change to the unaudited pro forma condensed combined financial information. Group 1 expects to finalize the purchase price allocation as soon as practicable.

Note 3 – Combined Prime Presentation Adjustments

Financial information presented in the “Combined Prime, Adjusted” column in the unaudited condensed combined pro forma for the year ended December 31, 2020 has been compiled as follows:

•	“GPB”, the historical consolidated statement of operations of GPB for the year ended December 31, 2020 (presented within GPB’s historical financial statement presentation)

•	“Orangeburg”, the historical statement of operations of Orangeburg for year ended December 31, 2020 (presented within Orangeburg’s historical financial statement presentation)

•	“Combined Prime”, the sum of the GPB and Orangeburg historical statements of operations for year ended December 31, 2020

•	“Operations not assumed”, deducted from “Combined Prime” to adjust for the operations related to the assets not acquired and liabilities not assumed by Group 1 in the November Acquisition

•	“Combined Prime, Adjusted”, the sum of “Combined Prime” and “Operations Not Assumed”

	Year Ended December 31, 2020
In millions, except as otherwise indicated	GPB	Orangeburg	Combined Prime	Operations Not Assumed	Combined Prime, Adjusted
REVENUES:
New vehicle retail sales	$1,228.6	$42.3	$1,271.0	$(366.0)	$905.0
Used vehicle retail sales	687.4	18.3	705.7	(185.1)	520.6
Used vehicle wholesale sales	98.0	3.8	101.8	(39.5)	62.3
Parts and service sales	268.8	8.1	276.8	(760)	200.8
Finance and insurance sales	94.4	2.8	97.3	(24.2)	73.0

Total revenues	2,377.2	75.4	2,452.6	(690.9)	1,761.7
COST OF SALES:
New vehicle retail cost	1,148.9	40.1	1,188.9	(352.2)	836.7
Used vehicle retail cost	638.8	17.5	656.3	(172.7)	483.6
Used vehicle wholesale cost	94.3	3.6	97.9	(39.1)	58.8
Service, body, and parts cost	116.8	3.7	120.5	(30.9)	89.6

Total cost of sales	1,998.8	64.9	2,063.7	(594.9)	1,468.7

GROSS PROFIT	378.5	10.5	388.9	(96.0)	293.0
Selling, general and administrative expenses	308.4	6.6	315.0	(96.4)	218.6
Loss (gain) on sale of dealerships, property and equipment	13.0	—	13.0	(13.0)	—
Managerial assistance fee, related party	12.9	1.9	14.8	(12.9)	1.9
Rent expense	8.3	0.2	8.5	(0.4)	8.2
Depreciation and amortization expense	11.3	0.6	11.9	(2.6)	9.4
Asset impairments	3.8	—	3.8	(3.8)	—

INCOME (LOSS) FROM OPERATIONS	20.7	1.2	21.8	33.1	54.9
INTEREST EXPENSE:
Floorplan interest	10.5	0.1	10.6	(3.7)	6.9
Interest expense	13.7	0.1	13.8	(1.8)	12.0
Interest expense to related parties, net	5.9		5.9	(5.9)	—
Interest income	(0.3)		(0.3)	0.3	—
Interest income from related parties	(0.1)		(0.1)	0.1	—
Document Fees	—	—	—	—	—
Other Income	(1.6)		(1.6)	1.6	—

INCOME (LOSS) BEFORE INCOME TAXES	(7.4)	0.9	(6.5)	42.6	36.0
(Benefit) provision for income taxes	—	—	—	—	—

NET INCOME (LOSS)	$(7.4)	$0.9	$(6.5)	$42.6	$36.0

Financial information presented in the “Combined Prime, Adjusted” column in the unaudited condensed combined pro forma for the nine months ended September 30, 2021 has been compiled as follows:

•	“GPB”, the historical consolidated statement of operations of GPB for the nine months ended September 30, 2021 (presented within GPB’s historical financial statement presentation)

•	“Orangeburg”, the historical statement of operations of Orangeburg for the nine months ended September 30, 2021 (presented within Orangeburg’s historical financial statement presentation)

•	“Combined Prime”, the sum of the GPB and Orangeburg historical statements of operations for the nine months ended September 30, 2021

•	“Operations not assumed”, deducted from “Combined Prime” to adjust for the operations related to the assets not acquired and liabilities not assumed by Group 1 in the November Acquisition

•	“Combined Prime, Adjusted”, the sum of “Combined Prime” and “Operations Not Assumed”

	Nine Months Ended September 30, 2021
In millions, except as otherwise indicated	GPB	Orangeburg	Combined Prime	Operations Not Assumed	Combined Prime, Adjusted
REVENUES:
New vehicle retail sales	$823.1	$30.7	$853.8	$(95.0)	$758.8
Used vehicle retail sales	482.8	18.0	500.8	(49.9)	450.9
Used vehicle wholesale sales	77.8	3.3	81.0	0.6	81.6
Parts and service sales	177.4	6.0	183.4	(18.1)	165.3
Finance and insurance sales	67.8	2.3	70.2	(8.7)	61.5

Total revenues	1,628.9	60.3	1,689.3	(171.0)	1,518.2
COST OF SALES:
New vehicle retail cost	742.4	28.5	770.9	(87.5)	683.4
Used vehicle retail cost	444.0	16.3	460.3	(44.6)	415.6
Used vehicle wholesale cost	68.9	2.9	71.7	1.5	73.2
Service, body, and parts cost	75.8	2.9	78.7	(6.6)	72.1

Total cost of sales	1,331.0	50.5	1,381.6	(137.1)	1.244.4

GROSS PROFIT	297.9	9.8	307.7	(33.9)	273.8
Selling, general and administrative expenses	223.8	6.6	230.3	(37.1)	193.2
Loss (gain) on sale of dealerships, property and equipment, net	(2.2)	—	(2.2)	2.2	—
Managerial assistance fee, related party	9.7	1.1	10.8	(9.7)	1.1
Rent expense	6.4	0.1	6.5	(0.2)	6.3
Rent income	—	—	—	—	—
Depreciation and amortization expense	7.9	0.5	8.3	(0.7)	7.6
Asset impairments	0.9	—	0.9	(0.9)	—

INCOME (LOSS) FROM OPERATIONS	51.6	1.5	53. 0	12.5	65.5
INTEREST EXPENSE:
Floorplan interest expense	2.8	(0.0)	2.8	(0.3)	2.5
Interest expense	5.8	—	5.8	(0.3)	5.6
Interest expense to related parties	2.2	—	2.2	(2.2)	—
Interest Income	—	0.1	0.1	—	0.1
Document fees	—	—	—	—	—
Other income, primarily gain on forgiveness of de	(19.2)	(1.2)	(20.4)	20.4	—

INCOME (LOSS) BEFORE INCOME TAXES	60.0	2.5	62.5	(5.1)	57.4
(Benefit) provision for income taxes	—	—	—	—	—

NET INCOME (LOSS)	$60.0	$2.5	$62.5	$(5.1)	$57.4

Financial information presented in the “Combined Prime, Adjusted” column in the unaudited condensed combined pro forma balance sheet as of September 30, 2021, has been compiled as follows:

•	“GPB”, the historical condensed consolidated balance sheet of GPB as of September 30, 2021 (presented within GPB’s historical financial statement presentation)

•	“Orangeburg”, the historical balance sheet of Orangeburg as of September 30, 2021 (presented within Orangeburg’s historical financial statement presentation)

•	“Combined Prime”, the sum of the GPB and Orangeburg historical balance sheets

•	“Assets Not Acquired and Liabilities Not Assumed”, deducted from “Combined Prime” to adjust for the assets not acquired and liabilities not assumed by Group 1 in the November Acquisition

•	“Combined Prime, Adjusted”, the sum of “Combined Prime” and “Assets Not Acquired and Liabilities Not Assumed”

	As of September 30, 2021
In millions, except as otherwise indicated	GPB	Orangeburg	Combined Prime	Assets Not Acquired and Liabilities Not Assumed	Combined Prime, Adjusted
ASSETS
CURRENT ASSETS:
Cash	$148.2	$8.8	$156.9	$(156.9)	$—
Contracts in transit	17.8	0.4	18.3	(18.3)	—
Receivables, net of allowance for doubtful accounts	19.9	0.6	20.5	(20.5)	—
Inventories	128.9	3.7	132.6	(9.0)	123.6
Prepaid expenses and other current assets	19.0	0.1	19.1	(11.3)	7.8
Assets held for sale	3.4	—	3.4	(3.4)	—
Due from related parties, current portion	4.9	0.2	5.1	(5.1)	—
Leased rental/service vehicles	10.8	—	10.8	(0.6)	10.2

TOTAL CURRENT ASSETS	352.9	13.8	366.7	(225.1)	141.6
Restricted cash, net of current portion	14.3	—	14.3	(14.3)	—
Property and equipment, net	238.6	6.5	245.1	(23.0)	222.1
Right-of-use assets - operating	47.7	1.2	49.0	—	49.0
Goodwill	142.1	3.4	145.5	(24.5)	121.0
Franchise rights	126.1	8.9	135.0	(18.2)	116.8
Right-of-use assets - finance	24.5	1.7	26.2	—	26.2
Other assets	12.6	0.1	12.7	(12.7)	—

TOTAL ASSETS	$958.8	$35.7	$994.5	$(317.8)	$676.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Floorplan notes payable - credit facility and other, net	—	—	—	—	—
Floorplan notes payable - manufacturer affiliates, net	—	—	—	—	—
Floorplan payable	104.0	2.0	106.0	(106.0)	—
Long-term debt, current portion	6.7	—	6.7	(6.7)	—
Operating lease liabilities, current portion	4.6	0.1	4.7	(0.2)	4.5
Accounts payable	32.6	0.5	33.1	(29.0)	4.1
Accrued expenses and other current liabilities	41.8	1.4	43.2	(34.4)	8.8
Notes payable - related party, current portion	1.0	—	1.0	—	1.0
Finance lease liabilities, current portion	1.4	0.2	1.6	(0.5)	1.2
Leased vehicle liability	10.8	—	10.8	(10.8)	—
Redeemable non-controlling interests, current portion	24.9	—	24.9	(24.9)	—
Due to related parties	4.0	1.0	4.9	(4.9)	—

TOTAL CURRENT LIABILITIES	231.8	5.1	236.9	(217.3)	19.6
Long-term debt, net of current portion	137.2	—	137.2	(137.2)	—
Operating lease liabilities, net of current portion	45.1	1.1	46.2	0.2	46.4
Finance lease liabilities, net of current portion	25.1	1.8	26.9	0.5	27.3
Notes payable - related party, net of current portion	14.7	—	14.7	(14.7)	—
Redeemable non-controlling interests, net of current portion	4.9	—	4.9	(4.9)	—
Other liabilities	2.7	0.0	2.7	(2.7)	—
Commitments and Contingencies	—	—	—	—	—
STOCKHOLDERS’ EQUITY:	—	—	—	—	—
Partners’ capital attributable to the Partnership	343.2	27.7	370.8	212.5	583.3
Non-controlling interests	154.2	—	154.2	(154.2)	—

TOTAL STOCKHOLDERS’ EQUITY	497.4	27.7	525.0	58.3	583.3

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$958.8	$35.7	$994.5	$(317.8)	$676.7

Note 4 – Reclassification

The unaudited condensed combined pro forma financial statements have been adjusted to reflect certain reclassifications of Combined Prime’s financial statements to conform to Group 1’s financial statement presentation.

Financial information presented in the “Combined Prime, Adjusted” column in the unaudited combined pro forma statement of operations for the year ended December 31, 2020, and condensed combined pro forma statement of operations for the nine months ended September 30, 2021, has been reclassified to conform to that of Group 1 as indicated in the table below (in thousands):

Presentation in GPB Automotive and Orangeburg, historical	Presentation in unaudited pro forma condensed consolidated financial statements	Fiscal Year Ended December 31, 2020	Nine-Months Ended September 30, 2021
Finance and insurance sales	Finance, insurance and other, net	$73,008	$61,460
Rent expense	Selling, general and administrative expenses	8,177	6,274
Management expenses - related party	Selling, general and administrative expenses	1,889	1,106
Floorplan interest	Floorplan interest expense	6,899	2,517
Interest expense	Other interest expense, net	12,001	5,571
Interest Income	Other interest expense, net	—	(87)

Financial information presented in the “Combined Prime, Adjusted” column in the unaudited condensed combined pro forma balance sheet as of September 30, 2021, has been reclassified to conform to the presentation of Group 1 as indicated in the table below (in thousands):

Presentation in GPB Automotive and Orangeburg, historical	Presentation in unaudited pro forma condensed consolidated financial statements	As of September 30, 2021
Prepaid expenses and other current assets	Prepaid expenses	$7,819
Leased rental/service vehicles	Inventories	10,176
Right-of-use assets - operating	Operating lease assets	48,965
Franchise rights	Intangible franchise rights	116,812
Other assets	Other long-term assets	—
Right-of-use assets - finance	Property and equipment, net	26,175
Operating lease liabilities, current portion	Current operating lease liabilities	4,532
Finance lease liabilities, current portion	Current maturities of long-term debt	1,167
Finance lease liabilities, net of current portion	Long-term debt	27,342
Notes payable - related party, current portion	Current maturities of long-term debt	2,129
Operating lease liabilities, net of current portion	Long-term operating lease liabilities	46,410
Partners’ capital attributable to the Partnership	Additional paid-in capital	583,345

The Company is not aware of any material differences between the accounting policies of the two companies, except for the adjustments described herein to reclassify certain balances presented in the historical financial statements of Combined Prime to conform presentation to that of Group 1. Differences between the accounting policies of the two companies may be identified that, when conformed, could have a material impact on these unaudited pro forma condensed combined financial statements.

Note 5 – Transaction accounting pro forma adjustments

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

Transaction Accounting Adjustments included in the unaudited pro forma combined statement of operations for the year ended December 31, 2020 and condensed combined statement of operations for the nine months ended September 30, 2021, are as follows:

a.

Reflects the accrual of $9.1 million transaction costs incurred as part of the execution of the November Acquisition subsequent to September 30, 2021 which includes, among others, fees paid for financial advisors, legal services, and professional accounting services. The remaining $3.8 million in transaction costs are included in the historical statement of operations of the Company for the nine months ended September 30, 2021.

b.

Includes adjustments to Depreciation and amortization expense resulting from the change in the estimated fair value of Property and equipment, net acquired in the November Acquisition for those long-lived assets and finance leases not classified as assets held for sale. The net adjustment to Depreciation and amortization expense is presented within the unaudited condensed combined pro forma statements of operations as follows (in thousands):

Asset class	Estimated preliminary fair value			Useful life (in years)
	PPE assets acquired	Assets held for sale	PPE assets not classified as held for sale
Land	$82,986	$13,232	$69,753	N/A
Real Estate	148,971	11,725	137,246	39
Personal property	16,893	1,260	15,633	7
Right-of-use assets - finance	28,686	—	28,686	17
Machinery and dealership equipment	9,735	1,774	7,961	12
Construction in progress	4,434	—	4,434	N/A
Company vehicles	1,724	135	1,588	5
Office equipment, furniture and fixtures	395	—	395	7

Estimated fair value of Property and equipment, net	$293,824	$28,127	$265,697

	Year ended December 31, 2020	Nine months ended September 30, 2021
Total depreciation and amortization	$8,477	$6,358
Elimination of pre-acquisition historical depreciation	(9,358)	(7,642)

Net adjustment to depreciation and amortization	$(881)	$(1,284)

c.

Reflects an estimated application of an estimated statutory tax rate of 27.7% to the Combined Prime, Adjusted pro forma income before tax as Combined Prime has historically been treated as a partnership for income tax purposes. The adjustment also reflects the estimated tax impacts of the pre-tax pro forma adjustments, inclusive of the adjustment 5(a) and 5(b) related to transaction costs and depreciation and amortization, respectively, and adjustment 6(a) related to interest expense. The pro forma combined income tax provision does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the period presented.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021, are as follows:

d.	Reflects the decrease in cash and cash equivalents for cash consideration of $934.2 million transferred as part of the November Acquisition

e.

Reflects adjustments to record acquired assets and liabilities assumed at estimated acquisition-date fair values and the elimination of historical goodwill recognized at Combined Prime, Adjusted. The estimated fair values of these assets are based on the preliminary valuations performed for the preparation of the pro forma financial information and are subject to the final valuations that will be completed at a later date. Adjustment also includes the effect of the remeasurement of the acquired operating and finance leases using Group 1’s incremental borrowing rate. The respective net adjustments have been calculated as follows (in thousands):

	Inventories	Property and equipment, net	Operating lease assets	Intangible assets, net	Deferred tax assets	Current maturities of long-term debt	Current operating lease liabilities	Long-term debt	Long-term operating lease liabilities
Fair value of acquired assets	$134,621	$293,824	$57,588	$135,300	$3,078	$1,989	$6,044	$23,961	$52,218
Elimination of pre-acquisition assets	(133,782)	(248,315)	(48,965)	(116,812)	—	(2,129)	(4,532)	(27,342)	(46,410)

Net adjustment	$839	$45,509	$8,623	$18,488	$3,078	$(140)	$1,512	$(3,381)	$5,808

Goodwill
Goodwill in preliminary purchase price allocation	$399,083
Elimination of Prime’s pre-acquisition goodwill	(120,990)

Net adjustment	$278,093

f.	Reflects the elimination of Combined Prime, Adjusted’s historical equity

Note 6 – Other transaction accounting pro forma adjustments

Other Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

a.	Reflects amortization expense and interest expense associated with the Indebtedness incurred to fund the November Acquisition:

	Year Ended December 31, 2020	Nine Months Ended September 30, 2021
4.000% Senior Notes	$8,000	$6,000
Bridge Loan	3,710	2,783
U.S. Floorplan Line - New Vehicle Inventory*	2,527	1,880
U.S. Floorplan Line - Used Vehicle Inventory	2,957	2,199
Acquisition Line	1,556	1,158

Interest expense	18,749	14,019

4.000% Senior Notes, amortization of debt issuance costs	382	286

Total amortization and interest expense	$19,131	$14,305

*

Includes interest incurred on (a) proceeds received of $54.9 million and (b) the incremental proceeds that would have been recognized without the net of the cash deposit of $331.2 million. Of the $331.2 million cash deposit that was reclassified, $143.7 million of the additional balance bears interest at the new car inventory rate and $187.5 million bears interest at the used inventory rate as reflected in adjustment 6(a).

A sensitivity analysis on incremental interest expense related to the U.S. Floorplan Line and Acquisition Line for purposes of financing the transaction has been performed to assess the effects that a change of 0.125% of the hypothetical assumed interest rate would have on the variable interest debt financing. The U.S. Floorplan Line bears interest at Daily Simple SOFR Rate plus a spread adjustment of 0.11448% plus 110 basis points for new vehicle inventory and 140 basis points for used vehicle inventory. The Acquisition Line bears interest at LIBOR plus 100 basis points.

	Year Ended	Nine Months Ended
	December 31, 2020	September 30, 2021
As presented	$7,039	$5,236
1/8% increase	$7,706	$5,732
1/8% decrease	$6,373	$4,742

The U.S Floorplan Line references the Daily Simple SOFR plus a spread adjustment of 0.11448%; as of January 28, 2022, the Daily Simple SOFR rate plus spread adjustment was 0.164% for the U.S. Floorplan Line. The 1 month LIBOR rate as January 28, 2022 was 0.105% for the Acquisition Line.

Other Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

b.

Increase to Cash and cash equivalents reflects (a) cash proceeds $197.3 million from the Senior Notes from the issuance of $200.0 million of aggregate principal amount due 2028 at an offering price of 100.25% of the principal amount net of $2.7 million in debt issuance costs reflected as an increase in Other long-term assets (b) cash proceeds of $140.0 million from Bridge Facility due in 12 months, reflected as an increase to Current maturities of long-term debt, (c) collective increase on the U.S. Floorplan line of $386.1 million due to the $331.2 million reclassification on cash deposit and $54.9 million proceeds on borrowing, reflected as an increase to Floorplan notes payable – credit facility and other, net, and (d) cash proceeds of $140.0 million from the Acquisition Line, reflected as an increase to Floorplan notes payable – credit facility and other, net

	Senior Notes (a)	Bridge Facility (b)	U.S. Floorplan Line (c)	Acquisition Line (d)	Net Adjustment
Cash and cash equivalents	$197,328	$140,000	$386,093	$140,000	$863,421
Other long-term assets	2,672	—	—	—	2,672
Floorplan notes payable - credit facility and other, net	—	—	386,093	140,000	526,093
Current maturities of long-term debt	—	140,000	—	—	140,000
Long-term debt	200,000	—	—	—	200,000

Note 7 – Discontinued operations adjustments to reflect Dealership Dispositions

Discontinued operations adjustments to reflect Dealership Dispositions to Unaudited Pro Forma Condensed Combined Statements of Operations

a.

Reflects reclassification of operations to present the discontinued operations related to the Dealership Disposition as the expected dispositions represent separate businesses that, upon the November Acquisition, meet the held for sale criteria from the Company’s perspective and thus must be presented as discontinued operations under ASC 205-20-45-1E three dealerships expected to be sold as part of the Dealership Dispositions

Discontinued operations adjustments to reflect Dealership Dispositions to Unaudited Pro Forma Condensed Combined Balance Sheet

b.

Reflects reclassification of certain asset and liabilities for the three dealerships expected to be sold as part of the Dealership Dispositions to reflect the assets held for sale and liabilities held for sale